BRITISH COLUMBIA

Ministry of Finance
Corporate and Personal
Property Registries
www.corporateonline.gov.bc.ca

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: September 15, 2004 09:40 AM Pacific Time

Incorporation Number: **BC0187279**

Recognition Date: Incorporated on February 27, 1979

NOTICE OF ARTICLES

Name of Company:

LINUX GOLD CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:
1103 - 11871 HORSESHOE WAY
RICHMOND BC V7A 5H5
CANADA

Delivery Address:
1103 - 11871 HORSESHOE WAY
RICHMOND BC V7A 5H5
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
1103 - 11871 HORSESHOE WAY
RICHMOND BC V7A 5H5
CANADA

Delivery Address:
1103 - 11871 HORSESHOE WAY
RICHMOND BC V7A 5H5
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
ROBERTSON, SUSANNE

Mailing Address:
4040 AMUNDSEN PLACE
RICHMOND BC V7C4L9

Delivery Address:
4040 AMUNDSEN PLACE
RICHMOND BC V7C4L9

Last Name, First Name, Middle Name:
ROBERTSON, JOHN GEORGE

Mailing Address:
1103 - 11871 HORSESHOE WAY
RICHMOND BC V7A 5H5
CANADA

Delivery Address:
1103 - 11871 HORSESHOE WAY
RICHMOND BC V7A 5H5
CANADA

Last Name, First Name, Middle Name:
LORETTE, JENNIFER

Mailing Address:
1103-11871 HORSESHOE WAY
RICHMOND BC V7A 5H5
CANADA

Delivery Address:
1103-11871 HORSESHOE WAY
RICHMOND BC V7A 5H5
CANADA

Last Name, First Name, Middle Name:
van Oord, Monique

Mailing Address:
1103 - 11871 HORSESHOE WAY
RICHMOND BC V7A 5H5
CANADA

Delivery Address:
1103 - 11871 HORSESHOE WAY
RICHMOND BC V7A 5H5
CANADA

AUTHORIZED SHARE STRUCTURE

1.	200,000,000	COMMON Shares	Without Par Value With Special Rights or Restrictions attached